UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2017 (January 4, 2017)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission.  Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 2.02.     Results of Operations and Financial Condition.
For the quarter ended December 31, 2016, Newtek Business Services Corp. (the “Company”) funded $91.4 million of SBA 7(a) loans, an increase of 22.4% over the same period one year ago.
For the year ended December 31, 2016, the Company funded $309.1 million in SBA 7(a) loans, an increase of 27.5% over the same period one year ago.
The Company’s portfolio company, Newtek Business Credit Solutions, closed $7.3 million in SBA 504 loans for the quarter ended December 31, 2016.
The Company received $2.8 billion of loan referrals during the fourth quarter of 2016 as compared to $1.4 billion for the fourth quarter of 2015, through its patented NewTracker® referral system.
The Company had $8.6 billion in loan referrals for the year ended December 31, 2016, an increase of 67.7% over the same period one year ago.
As of January 1, 2017, the Company had $71 million of SBA 7(a) loans in the pipeline approved pending closing, as compared to $27.8 million as of January 1, 2016, a 155.4% increase over the same period a year ago.
The Company paid a quarterly dividend of $0.40 per share on December 30, 2016 to shareholders of record as of December 15, 2016.   For 2016, the Company paid $1.53 per share in dividends to shareholders. The Company has elected to be treated as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended for U.S. federal income tax purposes, and intends to continue to qualify annually as a RIC. In order to avoid certain excise taxes imposed on RICs, the Company intends to distribute to its shareholders approximately 90% to 98% of the Company’s 2016 taxable income. The determination of the tax attributes of the Company’s distributions is made annually as of the end of the year based on its taxable income for the full year and distributions paid for the full year.
The Company expects to release its audited financial statements and file its Form 10-K for the year ended December 31, 2016 on or about March 16, 2017. The preliminary year end information provided above is subject to the completion of the Company’s financial closing procedures, the Company’s audited financial statements and Form 10-K. The Company advises that its actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for the year ended December 31, 2016 are finalized.
The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: January 4, 2017	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer